To the Board of Directors and Shareholders
Aetna Variable Portfolios, Inc.

In planning and performing our audits of the financial statements of Aetna Growth VP, Aetna High Yield VP, Aetna Index Plus Bond VP,
 Aetna Index Plus Large Cap VP, Aetna Index Plus
 Mid Cap VP, Aetna Index Plus Small Cap VP, Aetna
 International VP, Aetna Real Estate Securities VP,
 Aetna Small Company VP and Aetna Value Opportunity
 VP, series of Aetna Variable Portfolios, Inc.
 (collectively the "Portfolios") for the year ended December 31, 1999, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of the Portfolios is responsible
 for establishing and maintaining internal control.
  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.
Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public
 Accountants.  A material weakness is a
 condition in which the design or
 operation of one or more of the
 internal control components does not
 reduce to a relatively low level the
 risk that misstatements caused by error
 or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of  December 31, 1999.

This report is intended solely for the
 information and use of management, the
 Board of Directors and the Securities
 and Exchange Commission and is not intended to be and should not be used by anyone other than those specified parties.





Hartford, Connecticut
February 4, 2000